Exhibit 4.8
DECLARATION OF TRUST
AND
TRUST AGREEMENT
          This DECLARATION OF TRUST AND TRUST AGREEMENT, dated as of March 15, 2010 (this “Trust Agreement”), among (i) First Niagara Financial Group, Inc., a Delaware corporation, as depositor (the “Depositor”); (ii) U.S. Bank Trust National Association, as Delaware trustee (the “Delaware Trustee”); (iii) U.S. Bank National Association, as property trustee (the “Property Trustee”); and (iv) John Mineo and Ann Segarra, each an individual, as administrative trustees (the “Administrative Trustees”) (each of such trustees in (ii), (iii), and (iv) a “Trustee” and collectively, the “Trustees”). The Depositor and the Trustees hereby agree as follows:
          1. The trust created hereby (the “Trust”) shall be known as “First Niagara Financing Trust II” in which name the Trustees, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.
          2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of Ten Dollars ($10.00). The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq. (the “Statutory Trust Act”), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.
          3. The Depositor and the Trustees will enter into an Amended and Restated Declaration of Trust and Trust Agreement (herein the “Amended and Restated Trust Agreement”), satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the preferred securities of the Trust (the “Preferred Securities”) and the common securities of the Trust (the “Common Securities”) as referred to therein. Prior to the execution and delivery of such Amended and Restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by this Trust Agreement, applicable law or as the Depositor directs in order to obtain, prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise including, but not limited to, the filing of the certificate of trust in accordance with Section 2 hereof. Notwithstanding the foregoing, the Trustees may take all actions deemed proper and necessary to effect the transactions contemplated herein.
          4. The Depositor and the Administrative Trustees, acting singly or collectively, are hereby authorized (i) to file with the Securities and Exchange Commission (the “Commission”) and execute (as applicable), in each case on behalf of the Trust, (a) a

Registration Statement on Form S-3 (the “1933 Act Registration Statement”)(including any post-effective amendments to a 1933 Act Registration Statement) relating to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of the Preferred Securities of the Trust and other securities of the Depositor; (b) any preliminary prospectus or prospectus or supplement thereto relating to the Preferred Securities required to be filed pursuant to Rule 424 under the 1933 Act; and (c) to the extent deemed advisable by the Depositor, a Registration Statement on Form 8-A (the “1934 Act Registration Statement”) (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to the extent deemed advisable by the Depositor, to file with one or more national securities exchanges (each, an “Exchange”) or the Financial Institutions Regulatory Authority, Inc. (“FINRA”) and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any such Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute on behalf of the Trust any agreements relating to the issuance of the Preferred Securities. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, any Exchange, FINRA or state securities or blue sky laws to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in its or his or her capacity as a trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that each of the Property Trustee and the Delaware Trustee, in its capacity as a Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws. In connection with the filings referred to above, the Depositor and John Mineo and Ann Segarra, each as Trustees and not in their individual capacities, hereby constitute and appoint John Mineo and Ann Segarra and each of them as its and their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or such Trustee or in the Depositor’s or such Trustee’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, any Exchange, FINRA and administrators of the State securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.
          5. The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor, which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one of the trustees of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees or any one or more of them may resign upon thirty (30) days’ prior notice to the Depositor.
          6. (a) The Trustees and their officers, directors, employees, agents and servants (collectively, the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Depositor, the Trustees or any holder of the Preferred Securities (the Trust, the Depositor and any holder of the Preferred Securities being a “Covered Person”) for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions.
               (b) The Depositor agrees, to the fullest extent permitted by applicable law, (i) to indemnify, defend and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, tax, penalty, expense (including the reasonable fees and expenses of counsel) or claim of any kind or nature whatsoever incurred by or asserted against the Fiduciary Indemnified Persons by reason of or arising out of or relating to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated by this Trust Agreement, except that no Fiduciary Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence or willful misconduct, and (ii) to reimburse the Trustees for all other reasonable expenses (including reasonable fees and expenses of counsel and other experts) incurred in connection with this Trust Agreement and the Trust.
               (c) The provisions of this Section 6 shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons.
          7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).
          8. This Trust Agreement may be executed in one or more counterparts.
          9. The Trust may dissolve at the election of the Depositor.
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

FIRST NIAGARA FINANCIAL GROUP, INC., as Depositor

By:	/s/ Michael W. Harrington
	Name:	Michael W. Harrington
	Title:	Chief Financial Officer

U.S. BANK TRUST NATIONAL ASSOCIATION, as Delaware Trustee
By:	/s/ Patrick J. Crowley
	Name:	Patrick J. Crowley
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Property Trustee

By:	/s/ Patrick J. Crowley
	Name:	Patrick J. Crowley
	Title:	Vice President

/s/ John Mineo
John Mineo, as Administrative Trustee

/s/ Ann Segarra
Ann Segarra, as Administrative Trustee

[Signature Page -First Niagara Trust II Trust Agreement]